Exhibit 10.84

May 1, 2007

415 GREENWICH MEZZANINE OWNER LLC

c/o Heritage Partners, LLC

155 East 55th Street, Suite 6D

New York, New York 10022

Attention: Joel Silver

415 GREENWICH MEZZANINE OWNER LLC

c/o Heritage Partners, LLC

1350 Broadway, Suite 612

New York, New York 10018

Attention: Ethan Eldon

Re:	Second Mezzanine Loan in the maximum principal amount of $15,896,000 to 415 Greenwich Mezzanine Owner LLC

Gentlemen:

Reference is hereby made to that certain Second Mezzanine Loan Agreement (as amended, and as the same may be further amended, modified, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), dated as of February 28, 2006, by and between 415 Greenwich Mezzanine Owner LLC, a Delaware limited liability company (“Borrower”), and AIG Mortgage Capital, LLC, a Delaware limited liability company (“AIG”), which was assigned to KBS Tribeca Summit, LLC, a Delaware limited liability company (“Lender”) on July 18, 2006, as amended by that certain First Amendment to Second Mezzanine Loan Agreement, dated as of February 28, 2006, as further amended by that certain Second Amendment to Second Mezzanine Loan Agreement, dated as of July 18, 2006, as amended by that certain letter agreement dated December 28, 2006, by and among Borrower, Lender, Guarantor, First Mezzanine Borrower, First Mezzanine Lender, Mortgage Borrower and Mortgage Lender, and as further amended by that certain letter agreement dated March 28, 2007 regarding a protective advance from Lender to Borrower in the amount of $467,752.37 (the “Protective Advance”). Pursuant to the Loan Agreement, AIG made a junior mezzanine loan to Borrower in the maximum principal amount of $15,896,000 (the “Loan”). The Loan is evidenced by that certain Second Mezzanine Loan Note (the “Note”), dated as of February 28, 2006, made by Borrower in favor of Lender. The Loan is secured by, among other things that certain Second Mezzanine Pledge and Security Agreement (the “Pledge Agreement”), dated as of February 28, 2006, by Borrower in favor of Lender. The Loan is also evidenced, supported and/or secured by the loan documents listed on Exhibit A attached hereto and made a part hereof (each a “Loan Document” and collectively the “Loan Documents”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

Borrower has requested that Lender increase the total principal amount of the Loan by $31,224,130.67 (the “Additional Loan Amount”) to fund certain debt service reserve accounts, to cover certain increases in Project Costs approved by Lender and to repay the Protective Advance. The Additional Loan Amount will be evidenced by an Additional Second Mezzanine Loan Note (as the same may be amended, modified, restated, replaced, supplemented or otherwise modified from time to time, the “Additional Note”), dated of even date herewith, in the original principal amount of $31,224,130.67. The Additional Loan Amount will be treated as part of the Loan and the Additional Note will be secured by the Pledge Agreement and the other Loan Documents. Lender has agreed to increase the Loan by the Additional Loan Amount (the “Loan Increase”) upon and subject to the terms and conditions hereinafter set forth in this letter agreement (this “Agreement”).

1. Reaffirmation of Obligations. Borrower hereby acknowledges and reaffirms its obligations under the Loan Documents, as amended hereby. Borrower hereby acknowledges and agrees that, as of the date hereof, Borrower does not have any offsets or defenses with respect to the payment of any sums due under the Note or any other Loan Document, or any claims against Lender or any employee, officer, director, or attorney of Lender in connection with any of the Loan Documents.

2. Representations and Warranties. As a material inducement for Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender as follows:

2.1 Authority; Enforceability. Borrower has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the other documents delivered to Lender in connection with the Loan Increase to which it is a party, and has the power and authority to execute, deliver and perform its obligations under this Agreement and all other documents delivered to Lender in connection with the Loan Increase to which it is a party, including, without limitation, the Additional Note. This Agreement and all such other documents delivered to Lender in connection with the Loan Increase to which Borrower is a party have been duly authorized, executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.2 Loan Documents. The representations and warranties made by Borrower in the Loan Documents are, as of the date hereof, true, correct and complete in all material respects.

2.3 Consents and Approvals. No consent, approval, authorization or order of any court or Governmental Authority or other Person is required for the execution and delivery by Borrower of, or compliance by Borrower with, this Agreement, the Additional Note or the other documents executed in connection with the Loan Increase, or the consummation of the transactions contemplated hereby and thereby, other than those which have been obtained by Borrower and other than those to be obtained (but not yet required) during construction/renovation of the Property as contemplated by the Loan Agreement.

3. Additional Second Mezzanine Loan Note; Principal Balance. The Additional Loan Amount shall be evidenced by the Additional Note, which shall be executed by Borrower and delivered to Lender concurrently herewith. The unpaid principal balance of the Additional

Note, together with all accrued but unpaid interest thereon, shall be due on the Maturity Date. Borrower hereby acknowledges that, as of the date hereof, the total outstanding principal balance of the Loan is equal to $15,458,542.43, which includes the amount of the Protective Advance. No portion of the Additional Loan Amount that is borrowed and repaid hereunder may be reborrowed.

4. Modification of Loan Documents. The Loan Documents are hereby amended as follows:

4.1 Interest Rate. Notwithstanding Section 2.2.1(a) of the Loan Agreement, the outstanding principal amount of the Additional Loan Amount shall bear interest at the rate of twenty-five percent (25%) per annum, which shall be the Applicable Interest Rate for the Additional Note. The provisions in the Loan Agreement, including, without limitation, Section 2.2, relating to the LIBOR Rate and a LIBOR Loan shall not apply to the Additional Loan Amount or the Additional Note. Nothing contained in this Section 4.1 shall modify Section 2.2.1(a) with respect to the Loan.

4.2 Additional Interest. Notwithstanding Section 2.4.6 of the Loan Agreement, Lender shall be entitled to receive Additional Interest (defined below) on the Additional Loan Amount. The term “Additional Interest” shall mean the amount, if any, by which the Minimum Interest Amount (defined below) exceeds the sum of all monthly payments of interest actually paid on the Additional Loan Amount, at the time of calculation. The term “Minimum Interest Amount” shall mean an amount equal to the sum of all interest accruing at the rate of twenty-five percent (25%) per annum (compounded monthly) on the full Additional Loan Amount for a period of twelve (12) months. Concurrently with any partial prepayment of the Additional Loan Amount in connection with the (i) the sale of Units and/or (ii) the granting of parking licenses and other similar licenses for which Borrower received a fee or other compensation, at the Property relating to the use of any amenities now or hereafter provided at the Property, including Storage Bin Licenses (defined below), in the manner provided in the Loan Agreement during the first twelve months after the closing of the Loan Increase (the “First Year Period”), Borrower shall make partial payments of Additional Interest equal to the product of 25%, multiplied by the principal amount of the Additional Loan Amount being prepaid, multiplied by a fraction, the numerator of which is the number of days left in the First Year Period as of the date of the repayment and the denominator of which is 360. Concurrently with any payment or prepayment of the Additional Loan Amount in full (by acceleration or otherwise), Borrower shall pay all accrued and unpaid Additional Interest to Lender. So long as no Event of Default shall exist and shall be continuing and there shall remain sufficient funds in the Interest Reserve Account more particularly described in that certain Pledge and Assignment of Reserve Accounts dated as of even date herewith, Lender shall disburse a portion of the funds in such Interest Reserve Account to itself to pay Additional Interest then due and payable pursuant to this Section 4.2, which funds shall be disbursed in accordance with and subject to Section 4.5C below.

4.3 Loan Disbursements. Upon (i) the full execution of this Agreement by Lender and Borrower, including the acknowledgment executed by Heritage Partners, LLC and the reaffirmation of guaranty executed by Joel Silver and Ethan Eldon, and (ii) upon Lender’s receipt of each of the documents listed in Exhibit B attached hereto, Lender shall disburse the Additional Loan Amount, as follows:

A. Loan Fee. The sum of $310,000 shall be disbursed by Lender to itself to pay in full the loan fee payable in connection with the Loan Increase.

B. Lender’s Costs and Expenses. A sum sufficient to pay in full all of the costs and expenses incurred by Lender in connection with the Loan Increase shall be disbursed by Lender to itself.

C. Mortgage Loan Debt Service Account. The sum of $5,394,910.13 shall be funded into the Mortgage Loan Debt Service Account (as defined in the Reserve and Security Agreement).

D. Senior Mezzanine Loan Debt Service Account. The sum of $1,637,927.74 shall be funded into the Senior Mezzanine Loan Debt Service Account (as defined in the Reserve and Security Agreement).

E. Junior Mezzanine Loan Interest Reserve. The sum of $9,409,004.70 shall be funded into an interest reserve subaccount (the “Interest Reserve Account”) established with a depository bank (the “Depository Bank”) approved by Lender pursuant to that Pledge and Assignment of Reserve Accounts, dated as of even date herewith (“Reserve Account Pledge Agreement”).

F. Borrower’s Costs and Expenses. A sum sufficient to pay in full the costs and expenses incurred by Borrower in connection with the Loan Increase and/or the refinance of the Mortgage Loan to the extent such costs and expenses are included in the new Project Costs Budget attached hereto as Exhibit C.

G. Balance. The balance of the Additional Loan Amount shall be funded into a Project Costs reserve subaccount (the “Project Costs Reserve Account”) established pursuant to the Reserve Account Pledge Agreement.

4.4 Prepayment; Application of Proceeds.

A. Prepayment of Loan. Notwithstanding anything to the contrary in the Loan Documents, except for partial prepayments in connection with (i) the sale of Units and/or (ii) the granting of parking licenses and other similar licenses, including Storage Bin Licenses relating to the use of amenities now or hereafter provided at the Property, in the manner provided in the Loan Agreement, prior to the Maturity Date, Borrower shall not be permitted to prepay (in whole or in part) or satisfy the terms of the Loan.

B. Prepayment of Additional Loan Amount. Notwithstanding anything to the contrary in the Loan Documents, except for partial prepayments in connection with (i) the sale of Units and/or (ii) the granting of parking licenses and other similar licenses, including Storage Bin Licenses relating to the use of amenities now or hereafter provided at the Property, in the manner provided in the Loan Agreement, prior to the Maturity Date, Borrower shall not be permitted to prepay (in whole or in part) or satisfy the terms of the Additional Loan Amount.

C. Application of Proceeds. Notwithstanding anything to the contrary in the Loan Documents, all sums received by Lender in connection with the partial prepayment of the Loan and/or the Additional Loan Amount in connection with the sale of Units and/or granting of parking licenses and other similar licenses, including Storage Bin Licenses relating to the use of amenities now or hereafter provided at the Property, in the manner provided in the Loan Agreement, shall be applied to the Loan and/or the Additional Loan Amount in such order and in such amounts as Lender shall determine in Lender’s sole and absolute discretion.

4.5 Use of Proceeds. Borrower shall use the proceeds of the Additional Loan Amount in accordance with and subject to the Loan Agreement and the other applicable provisions of the Loan Documents as amended hereby.

A. Mortgage Loan Debt Service Account. The amount deposited into the Mortgage Loan Debt Service Account pursuant to Section 4.3C above shall be added to the Mortgage Loan Debt Service Account and disbursed to pay debt service due on the Mortgage Loan in accordance with the Loan Agreement and the Amended and Restated Reserve and Security Agreement dated of even date herewith among Lender, Borrower and the other parties listed therein as the same may be amended from time to time (the “Reserve and Security Agreement”).

B. Senior Mezzanine Loan Debt Service Account. The amount deposited into the Senior Mezzanine Loan Debt Service Account pursuant to Section 4.3D above shall be added to the Senior Mezzanine Loan Debt Service Account and disbursed to pay debt service due on the Senior Mezzanine Loan in accordance with the Loan Agreement and the Reserve and Security Agreement.

C. Junior Mezzanine Loan Interest Reserve. So long as no Event of Default shall exist and there remain sufficient funds in the Interest Reserve Account, Lender will disburse on each Monthly Payment Date a portion of the funds in the Interest Reserve Account sufficient to pay debt service due under the Loan and the Additional Loan Amount, and Borrower hereby expressly requests, authorizes and directs Lender to make such disbursements to pay Borrower’s debt service costs in connection with the Loan and the Additional Loan Amount. In lieu of disbursing the funds in the Interest Reserve Account to Borrower for payment of debt service, Lender may handle such disbursement and payment of debt service costs accrued under the Loan and the Additional Loan Amount by causing such amount to be disbursed to Lender, making appropriate entries on the books and records of Lender, and furnishing to Borrower a statement summarizing such entries. The amount of any disbursement of funds from the Interest Reserve Account to pay accrued interest under the Loan or the Additional Loan Amount shall reduce the balance of the Interest Reserve Account. After the funds in the Interest Reserve Account have been fully disbursed, no further amounts of the

Additional Loan Amount will be disbursed to pay debt service due under the Loan or the Additional Loan Amount except to the extent debt service due under the Loan and the Additional Loan Amount is contained in a soft cost line item in the Project Costs Budget, in which event Section 4.5D below shall apply to each of such payments. Further, the depletion of the Interest Reserve Account shall not in any manner affect or impair Borrower’s obligation to continue to pay all debt service due under the Loan and the Additional Loan Amount. Except for payments of Additional Interest payable upon a partial prepayment in connection with (i) the sale of Units and/or (ii) the granting of parking licenses and other similar licenses, including Storage Bin Licenses relating to the use of amenities now or hereafter provided at the Property, the portion of the Additional Loan Amount allocated to Interest Reserve Account shall not be used or disbursed for any purpose other than payment of debt service due under the Loan and the Additional Loan Amount, without Lender’s prior written consent, which may be withheld in Lender’s sole and absolute discretion. Upon an Event of Default, Lender shall be entitled to cause Depository Bank to release all or any portion of the funds in the Interest Reserve Account to Lender and Lender shall have the right to use and apply such funds in the order and manner as Lender may elect, in Lender’s sole discretion.

D. Project Costs. The Project Costs Reserve Account shall be used to pay Project Costs in accordance with the Project Costs Budget attached hereto pursuant to Section 4.7 below. All disbursements of the funds from Project Costs Reserve Account shall be subject to the applicable provisions of Sections 2.1, 2.8 and 2.9 of the Loan Agreement and no funds shall be disbursed from the Project Costs Reserve Account unless each of the applicable conditions in Sections 2.1, 2.8 and 2.9 of the Loan Agreement have been satisfied (any of which conditions can be waived by Lender in its sole discretion). Notwithstanding the foregoing and anything to the contrary contained in the other Loan Documents, no portion of the Project Costs Reserve Account shall be disbursed for (1) the payment of legal fees (irrespective of whether the Project Costs Budget contains a line item for legal expenses and there are sufficient funds available to pay such legal fees) other than reasonable legal fees incurred by Borrower in connection with (a) the Loan Increase and (b) sales of Units and the granting of parking licenses and other similar licenses, including Storage Bin Licenses relating to the use of amenities now or hereafter provided at the Property, in the manner provided in the Loan Agreement, or (2) except for monthly payments of the Deferred Development Fee to Heritage Partners, LLC in accordance with the Loan Agreement, the payment of any fees or other amounts to Affiliates of Borrower, without Lender’s prior written approval in each case, which approval may be withheld in Lender’s sole discretion. The portion of the Additional Loan Amount allocated to Project Costs Reserve Account shall not be used or disbursed for any purpose other than payment of Project Costs as set forth in this paragraph, without Lender’s prior written consent, which may be withheld in Lender’s sole and absolute discretion. Upon an Event of Default, Lender shall be entitled to cause Depository Bank to release all or any portion of the funds in the Project Costs Reserve Account to Lender and Lender shall have the right to use and apply such funds in the order and manner as Lender may elect, in Lender’s sole discretion.

4.6 Reserve Account. Concurrently with the execution of this Agreement, Borrower shall (1) open the Interest Reserve Account and the Project Costs Reserve Account (collectively, the “Reserve Accounts”) in accordance with the terms of the Reserve Account

Pledge Agreement and execute such documents as are reasonably necessary to establish the same and (2) deposit into the Reserve Accounts the funds required to be deposited therein pursuant to this Agreement and the Reserve Account Pledge Agreement. Borrower shall not have the right to make any withdrawals, or authorize any disbursement from the Reserve Accounts except as expressly set forth in this Agreement or the Reserve Account Pledge Agreement. In accordance with the terms of the Reserve Account Pledge Agreement, Borrower shall irrevocably and unconditionally grant to the Lender, as security for the Loan and the Additional Loan Amount, all of Borrower’s right, title and interest in and to the Reserve Accounts, the funds deposited therein and in and to all investment income earned on the funds in the Reserve Accounts and proceeds thereof. Interest income from the Reserve Accounts shall accrue to the benefit of Borrower but shall remain in the Reserve Accounts as additional funds.

4.7 Revised Project Cost Budget. The revised Project Cost Budget attached to this Agreement as Exhibit C and made a part hereof supersedes and replaces all previous Project Cost Budgets.

4.8 Revised Disbursement Schedule. The revised Disbursement Schedule attached to this Agreement as Exhibit D and made a part hereof supersedes and replaces all previous Disbursement Schedules.

4.9 Revised Construction Schedule. The revised Construction Schedule attached to this Agreement as Exhibit E and made a part hereof supersedes and replaces all previous Construction Schedules.

4.10 Revised Plans and Specifications. The revised list of Plans and Specifications attached to this Agreement as Exhibit F and made a part hereof supersedes and replaces all previous Plans and Specifications.

4.11 Security. The Pledge Agreement is hereby modified so that the Collateral shall secure, in addition to the Note and all of Borrower’s obligations set forth in the Loan Documents, the Additional Note and all of Borrower’s obligations set forth in this Agreement.

4.12 References to Loan Documents. This Agreement is a Loan Document. All references in the Loan Documents to a particular Loan Document shall mean that Loan Document as modified by this Agreement. All references in the Loan Documents to the Loan Documents shall mean the Loan Documents as modified by this Agreement.

4.13 References to Note. All references in the Loan Documents to the “Note” shall mean the Note and the Additional Note.

4.14 References to Loan. All references in the Loan Documents to the “Loan” or the “Junior Mezzanine Loan” or the “Second Mezzanine Loan” shall mean the loan made by Lender to Borrower pursuant to the Loan Agreement, as modified by this Agreement, in the total maximum principal amount of $47,120,130.67.

4.15 References to Debt. The term “Debt” as used in the Loan Documents shall also be deemed to include the outstanding principal amount of the Additional Loan Amount together with all interest accrued and unpaid thereon and all other sums due Lender in respect of the Loan Increase under this Agreement, the Additional Note, and any other documents evidencing, supporting and/or securing the Loan Increase.

4.16 Cross-Default. At Lender’s option, any default under this Agreement, the Additional Note or the other documents evidencing, supporting and/or securing the Loan Increase shall be deemed a default under (i) this Agreement, the Additional Note and the other documents evidencing, supporting and/or securing the Loan Increase, and (ii) the Loan, the Note, the Loan Agreement and all of the other Loan Documents, and vice versa.

4.17 Initial Maturity Date. All references in the Loan Documents to “Initial Maturity Date” shall mean May 1, 2008.

4.18 Extended Maturity Date. All references in the Loan Documents to “Extended Maturity Date” shall mean May 1, 2009.

4.19 Exculpation. Section 10.25(a)(vii) of the Loan Agreement is hereby replaced with the following:

“(vii)(a) failure by Borrower, 415 Greenwich, LLC, Heritage Partners, LLC or Guarantor to fulfill its obligations under that certain Stipulation of Settlement Pursuant to CPLR 3215(i) (Supreme Court of the State of New York, County of New York; Index No. 600308/04) executed on September 22, 2006, relating to the action brought by Beta Capital, LLC, as plaintiff, against Borrower, 415 Greenwich, LLC, Heritage Partners and Guarantor, as defendants;

(b) failure by Borrower, 415 Greenwich, LLC, Mortgage Borrower, Heritage Partners, Daewoo Development Delaware Corporation or Daewoo America Development, Inc. to fulfill its obligations under that certain Order and Stipulation of Settlement Pursuant to CPLR 3215(i), and Settlement Agreement (Supreme Court of the State of New York, County of New York; Index No. 601351/05) filed with the Office of the County Clerk of New York County on March 22, 2007, relating to the action brought by Carlton Advisory Services, Inc., as plaintiff, against Borrower, 415 Greenwich, LLC, Mortgage Borrower, Heritage Partners, LLC, Daewoo Development Delaware Corporation and Daewoo America Development, Inc., as defendants;

(c) current pending litigation by The Modlin Group, LLC and/or its Affiliates against Heritage Partners, LLC and Guarantor;

(d) current pending litigation by Stuart F. Shaw d/b/a Shaw & Binder against Borrower, Guarantor, 415 Greenwich LLC and Heritage Partners;

(e) current judgment against Guarantor in favor of Manufacturers & Traders Trust Co., dated May 22, 1995; and

(f) current judgment against Guarantor in favor of Fleet Bank, dated May 22, 1995.

4.20 Deferred Development Fee. The term “Deferred Development Fee” as used in the Loan Documents shall mean those fees in the aggregate amount of $2,005,000 payable by Borrower to Heritage Partners, LLC at the rate of $71,071.43 per month after the date hereof in connection with advisory services for the development of the Property; provided that any unpaid balance of such Deferred Development Fee shall be payable during the term of the Loan only if (a) funds are available from the Loan and the Mortgage Loan in an amount necessary for the Completion of the Improvements and (b) Net Sale Proceeds are available in the Deposit Account in an amount necessary to pay off the outstanding balance of the Loan and the Mezzanine Loan.

4.21 Definition of Development Fee. The term “Development Fee” as used in the Loan Documents shall mean the fee payable by Borrower to Heritage Partners, LLC in the amount of $995,000 that was paid by Borrower to Heritage Partners, LLC prior to the date hereof in connection with advisory services for the development of the Property.

4.22 Exit Fee. The defined term “Exit Fee” is hereby deleted from Section 1.1 of the Loan Agreement and all references to “Exit Fee” as used in the Loan Agreement shall be amended and restated to read “exit fee.”

4.23 Mortgage Lender. The term “Mortgage Lender” shall mean AIG Annuity Insurance Company, a Texas corporation, in its capacity as the holder of the Mortgage Loan, together with its successors and permitted assigns.

4.24 Mortgage Loan. The term “Mortgage Loan” shall mean, collectively, the Building Loan, the Senior Loan, and the Project Loan.

4.25 Pro Rata Share. The term “Pro Rata Share” shall mean thirty-eight and sixty-four one hundredths percent (38.64%); provided, however, that such time as the proceeds of the First Mezzanine Loan have been fully funded, Lender’s Pro Rata Share shall be increased to one hundred percent (100%).

4.26 Storage Bin License. The term “Storage Bin License” shall mean each of those certain licenses now or hereafter granted for the use of one or more of the storage bins at the Property.

4.27 Development Fee. Section 3.1.51 of the Loan Agreement regarding the Development Fee shall be replaced with the following:

“As of the date hereof, the Development Fee has been paid in full by Borrower. Borrower is responsible to pay $71,071.43 per month, up to a maximum amount of $2,005,000.00 to Heritage Partners, LLC with respect to the Deferred Development Fee, unless such fee is waived by Heritage Partners and Borrower. The unpaid balance of the Deferred Development Fee shall be payable only upon satisfaction of the conditions precedent described in Section 1.1, the definition of “Deferred Development Fee. For the avoidance of doubt, the

Deferred Development Fee payable to Heritage Partners, LLC hereunder shall be in addition to the payment of the Development Fee made by Borrower to Heritage Partners, LLC prior to the date hereof.”

4.28 Modification of the Guaranty Recourse Obligations. Section 1.2(a)(vii) of the Guaranty of Recourse Obligations is replaced with the following:

“(vii)(a) failure by Borrower, 415 Greenwich, LLC, Heritage Partners, LLC or Guarantor to fulfill its obligations under that certain Stipulation of Settlement Pursuant to CPLR 3215(i) (Supreme Court of the State of New York, County of New York; Index No. 600308/04) executed on September 22, 2006, relating to the action brought by Beta Capital, LLC, as plaintiff, against Borrower, 415 Greenwich, LLC, Heritage Partners and Guarantor, as defendants; and

(b) failure by Borrower, 415 Greenwich, LLC, Mortgage Borrower, Heritage Partners, Daewoo Development Delaware Corporation or Daewoo America Development, Inc. to fulfill its obligations under that certain Order and Stipulation of Settlement Pursuant to CPLR 3215(i), and Settlement Agreement (Supreme Court of the State of New York, County of New York; Index No. 601351/05) filed with the Office of the County Clerk of New York County on March 22, 2007, relating to the action brought by Carlton Advisory Services, Inc., as plaintiff, against Borrower, 415 Greenwich, LLC, Mortgage Borrower, Heritage Partners, LLC, Daewoo Development Delaware Corporation and Daewoo America Development, Inc., as defendants;

(c) current pending litigation by The Modlin Group, LLC and/or its Affiliates against Heritage Partners, LLC and Guarantor;

(d) current pending litigation by Stuart F. Shaw d/b/a Shaw & Binder against Borrower, Guarantor, 415 Greenwich LLC and Heritage Partners;

(e) current judgment against Guarantor in favor of Manufacturers & Traders Trust Co., dated May 22, 1995; and

(f) current judgment against Guarantor in favor of Fleet Bank, dated May 22, 1995.

4.29 References to Mortgage Loan. The following terms as used in the Loan Agreement shall be amended to have the following meaning:

A. Building Loan Agreement shall mean shall mean that certain Second Amended and Restated Building Loan Agreement, dated May 1, 2007, between Mortgage Lender and Mortgage Borrower as the same may be amended from time to time.

B. Guaranty shall mean that certain Guaranty of Recourse Carveouts from Guarantor in favor of Mortgage Lender, dated May 1, 2007, as the same may be amended from time to time.

C. Mortgage shall mean, collectively, the Building Loan Mortgage, the Senior Loan Mortgage and the Project Loan Mortgage.

D. Mortgage Loan Agreement shall mean, collectively, the Building Loan Agreement, the Senior Loan Agreement and the Project Loan Agreement.

E. Mortgage Loan Documents shall mean, collectively, the Building Loan Documents, the Senior Loan Documents and the Project Loan Documents.

F. Project Loan shall mean the loan being made by Mortgage Lender to Mortgage Borrower with respect to the Property which is the subject of the Project Loan Agreement.

G. Project Loan Agreement shall mean that certain Project Loan Agreement, dated as of May 1, 2007, between Mortgage Lender and Mortgage Borrower as the same may be amended from time to time.

H. Project Loan Documents shall have the meaning given to such term in the Project Loan Agreement.

I. Project Loan Mortgage shall have the meaning given to such term in the Project Loan Agreement.

J. Any reference in the Loan Agreement to both the Senior Loan Agreement and Building Loan Agreement or a specific section of the same shall also include a reference to the Project Loan Agreement.

K. Any reference in the Loan Agreement to both the Senior Loan Mortgage and Building Loan Mortgage shall also include a reference to the Project Loan Mortgage.

L. Reserve and Security Agreement shall mean that certain Amended and Restated Reserve and Security Agreement, dated May 1, 2007, among Mortgage Lender, Mezzanine Lender, Mortgage Borrower and Mezzanine Borrower and acknowledged and agreed to by Midland Loan Services, Inc., as the same may be amended from time to time.

M. Senior Loan Agreement shall mean that certain Amended and Restated Senior Loan Agreement, dated May 1, 2007, between Mortgage Lender and Mortgage Borrower, as the same may be amended from time to time.

N. Any reference in the Loan Agreement to both the Senior Loan and the Building Loan shall also include a reference to the Project Loan.

O. Any reference in the Loan Documents to parking licenses shall also include a reference to other similar licenses, including Storage Bin Licenses relating to the use of amenities now or hereafter provided at the Property.

4.30 Notice Addresses. For purpose of delivering Notices under the Loan Documents, including, without limitation, under Section 10.6 of the Loan Agreement, the addresses of the Lender and Borrower are hereby amended as follows:

If to Lender:	KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Attn: Stacie Yamane
Fax: (949) 417-6518

KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660
Attn: James Chiboucas
Fax: (949) 417-6523

With a copy to:	Morgan, Lewis & Bockius LLP 5 Park Plaza, Suite 1750 Irvine, CA 92614
Attn: L. Bruce Fischer
Fax: (949) 399-7001

If to Borrower:	415 Greenwich Mezzanine Owner LLC
c/o Heritage Partners, LLC
155 East 55th Street, Suite 6D
New York, NY 10022
Attn: Joel Silver
Fax: (212) 223-6427

415 Greenwich Mezzanine Owner LLC
c/o Heritage Partners, LLC
1350 Broadway, Suite 612
New York, NY 10018
Attn: Ethan Eldon
Fax: (212) 967-2747

With a copy to:	Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Attn: Karen Scanna, Esq.
Fax: (212) 806-6006

4.31. Payment of Protective Advance. Borrower shall cause the Protective Advance, together with all interest accrued on the Protective Advance at the Default Rate, to be repaid in full pursuant to the Reserve and Security Agreement.

4.32 Completion Date. Completion Date shall mean February 1, 2008.

5. No Impairment. This Agreement shall not release Borrower from any liability under the Loan Documents or in any way affect or impair the lien created under any of the Loan Documents.

6. Release and Waiver. Borrower hereby acknowledges and agrees that Borrower presently has no defenses, offsets or claims against Lender or against the enforcement of the Loan Documents, as modified hereby, and that, except for the provisions of the Loan Documents which are expressly amended hereby, Lender has not waived any of its rights or remedies under any such documents (individually and collectively “Defenses”). Borrower hereby forever releases and discharges Lender and any and all of its officers, directors, agents, servants, employees, attorneys, successors and assigns, jointly and severally, from any and all claims, demands, controversies, actions, causes of action, obligations, liabilities, costs, expenses, fees (including attorneys’ fees, costs and expenses), and damages of whatsoever character, nature and kind, at law or in equity, arising from or related in any way to the Loan Documents arising or relating to the period prior to the date hereof (individually and collectively “Liabilities”). It is the intention of the parties hereto that the foregoing acknowledgment and release shall be effective as a bar to all Defenses and Liabilities, past and present, known and unknown, suspected and unsuspected arising from or in any way related to any act or omission occurring or commencing prior to the date hereof, including without limitation any act or omission, or series of similar or related acts or omissions, commencing prior to the date hereof and continuing after the date hereof.

7. Costs and Expenses. Borrower shall pay all of Lender’s costs and expenses incurred in connection with the preparation for, and the documentation and closing of, the Loan Increase, including, without limitation, the reasonable fees and expenses of the Lender’s attorneys (including in-house counsel), all recording and filing fees, all license and permit fees, and all title insurance and other insurance premiums.

8. Miscellaneous.

8.1 Conflicts. In the event of any inconsistency between the terms of this Agreement and the terms of the Loan Agreement with respect to the Additional Loan Amount, the terms of this Agreement shall control.

8.2 No Other Modifications. Except as expressly modified herein, all other terms, conditions and covenants contained in the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect.

8.3 No Prejudice; Reservation of Rights. This Agreement shall not prejudice or impair any rights or remedies of Lender under the Loan Documents. Lender reserves, without limitation, all rights which is has against any indemnitor, guarantor, or endorser of the Note.

8.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

8.5 Conflicts of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict laws and any applicable law of the United States of America.

8.6 No Waiver. Except for the provisions of the Loan Documents, which are expressly amended hereby this Agreement, shall not be deemed a waiver of any right or remedy of Lender under the Loan Documents.

8.7 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same document.

8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[The remainder of this page is left intentionally blank]

If the foregoing is in accordance with your understanding of our agreement with respect to the subject matter hereof, kindly so indicate in the signature space provided below and return four (4) counterparts of this Agreement, so executed, to the undersigned.

Very truly yours,

KBS TRIBECA SUMMIT, LLC, a Delaware limited liability company

By:	KBS REIT ACQUISITION III, LLC, a Delaware limited liability company, its sole member

	By:	KBS Limited Partnership, a Delaware limited partnership, its sole member

		By:	KBS Real Estate Investment Trust, Inc., a Maryland corporation, general partner

			By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

RECEIVED, ACCEPTED AND AGREED TO:

415 GREENWICH MEZZANINE OWNER LLC, a Delaware limited liability company

By:	/s/ Joel Silver
Name: Joel Silver
Title: Managing Member

Heritage Partners, LLC hereby acknowledges and agrees that the Heritage Intercompany Loan and the Deferred Development Fee (as each such term is defined in the Loan Agreement) are each subordinate to the Loan and the Additional Loan Amount. In addition, Heritage Partners, LLC acknowledges and agrees that, except in connection with valid advances under the Loan, Lender and its successors and assigns shall not be responsible at any time, including, without limitation, after a transfer of the Property by foreclosure or deed in lieu of foreclosure, to pay the Deferred Development Fee. Heritage Partners, LLC further acknowledges and agrees that the Deferred Development Fee shall only be payable during the term of the Loan in accordance with the terms of this Agreement.

[signature page follows]

HERITAGE PARTNERS, LLC, a New York limited liability company

By:	/s/ Joel Silver
Joel Silver Managing Member

REAFFIRMATION OF GUARANTY

ATTACHED TO AND FORMING PART OF LETTER

LOAN MODIFICATION AGREEMENT (THE “AGREEMENT”)

Unless expressly defined herein, all initially-capitalized terms not otherwise defined herein shall have the meanings given such terms in that certain Second Mezzanine Loan Agreement, as amended (as amended, the “Loan Agreement”), dated February 28, 2006, by and between 415 Greenwich Mezzanine Owner LLC, a Delaware limited liability company, and KBS Tribeca Summit, LLC, a Delaware limited liability company, successor-in-interest to AIG Mortgage Capital, LLC.

Each of the undersigned Guarantors (a) hereby consents to the modifications referenced in the attached Agreement, (b) agrees to remain fully bound by the Guaranty, notwithstanding the modifications evidenced by the Loan Agreement, (c) agrees that any reference made in the Guaranty to any of the Loan Documents (as defined in the Loan Agreement) shall mean the Loan Documents as amended by the attached Agreement, (d) acknowledges that the Guaranty is in full force and effect and that it has no offsets, claims or defenses against any of its obligations under the Guaranty; and (e) the Guaranteed Obligations under the Guaranty include the repayment of the Additional Loan Amount.

Each of the undersigned Guarantors acknowledges that, in entering into the attached Agreement, Lender is relying on the agreements set forth herein. The agreements set forth herein shall be binding upon the undersigned and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

[signature page follows]

Dated: May 1, 2007	/s/ Joel Silver
Joel Silver, an Individual

/s/ Ethan Eldon
Ethan Eldon, an Individual